Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 6, 2022 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

Diluted EPS of $0.38 on revenue of $683 million

Orders for 8,500 new railcars valued at $930 million creates largest new railcar backlog in six years

Fleet utilization increases to 98%

Lake Oswego, Oregon, April 6, 2022 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 28, 2022.

Second Quarter Highlights

•	New railcar orders for 8,500 units valued at $930 million and deliveries of 4,800 units resulted in a 1.8x book-to-bill.

•	Diversified new railcar backlog as of February 28, 2022 was 32,100 units with a value of $3.6 billion.

•

Railcar refurbishment and other transportation equipment backlog of 3,200 units valued at $180 million for delivery during fiscal 2022 and 2023 reflects Greenbrier’s strong engineering and innovation capabilities. This activity is not included in new railcar backlog.

•	Increased lease fleet utilization to 98%.

•	Regular lease fleet optimization and monetization generated $120 million of proceeds and $25 million of gains.

•	Net earnings attributable to Greenbrier for the quarter were $13 million, or $0.38 per diluted share, on revenue of $683 million.

•	Quarter end liquidity increased to $804 million, including $587 million in cash and $217 million of available borrowing capacity.

•	GBX Leasing completed the issuance of $323 million of asset-backed notes with a blended rate of 2.9%. The notes have a weighted average life of six years.

•	Board declared a quarterly dividend of $0.27 per share, payable on May 10, 2022 to shareholders of record as of April 19, 2022 representing Greenbrier’s 32nd consecutive quarterly dividend.

Lorie Tekorius, President and CEO, commented, “Greenbrier’s commercial momentum continued during the second fiscal quarter of 2022, as we achieved our fifth consecutive quarter with a book-to-bill ratio exceeding 1.0x on orders approaching $1 billion. Greenbrier ended the quarter with backlog at levels last seen six years ago. Financial results in the quarter reflect our unique business model and the opportunities our lease fleet provides to further enhance our performance.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

This matters, particularly when we face evolving pandemic-related challenges, like intermittent labor shortages. Securing and receiving inputs for our products has the full attention of our global sourcing team. We are successfully navigating a supply chain experiencing higher raw material costs and, frequently, more expensive logistics activity. Robust order activity, strong liquidity and the evolution of our leasing business continues to strengthen Greenbrier, expanding our market position and earnings potential as we manage escalating costs and other operating strains.”

William A. Furman, Executive Chairman, added, “The tragedy in Ukraine and its impact on commodity prices are likely to have far-reaching consequences to the global railcar industry, including growth in rail freight in many sectors. We are closely watching global commodity markets, including crude oil, grain and fertilizers, that are traditionally leading indicators for expansion in freight rail loadings. Now operating on four continents, Greenbrier is continuously assessing the effect of geopolitical developments, and actively working to support the safety and security of our employees and the cybersecurity of our information and data infrastructure. Since 2020, we have experienced some of the most daunting operating conditions in Greenbrier’s history. We have not only survived, but we have thrived in this changing environment. Our industry-leading manufacturing footprint, our growing services business and our established capabilities allow us to meet these challenges directly, bringing customers the solutions that meet their needs.”

Business Update & Outlook

Greenbrier continues to meet the challenges of emerging COVID variants while balancing economic, supply chain and labor volatility. Based on current business trends and production schedules for fiscal 2022, Greenbrier expects:

•	Deliveries of 17,500 – 19,500 units including approximately 1,500 units in Greenbrier-Maxion (Brazil).

•	Selling & administrative expense to be $200 - $210 million.

•

Capital expenditures of $275 million in Leasing & Management Services, $55 million in Manufacturing and $10 million in Maintenance Services. Net of proceeds of equipment sales of approximately $150 million, capital expenditures in Leasing & Management Services will be $125 million.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Financial Summary

	Q2 FY22	Q1 FY22	Sequential Comparison – Main Drivers
Revenue	$682.8M	$550.7M	19% increase in deliveries including stronger syndication activity
Gross margin	8.0%	8.6%	Impact of production ramping inefficiencies, Omicron variant and mitigation of supply chain disruptions
Selling and administrative	$54.7M	$44.3M	Increased employee costs, consulting, travel and legal expense from higher business activity levels
Net gain on disposition of equipment	$25.1M	$8.5M	Increased gains from regular fleet optimization and monetization
EBITDA	$51.7M	$42.2M	Increased operating earnings reflecting higher revenue across all business units; See reconciliation on page 10
Net loss attributable to noncontrolling interest	$1.6M	$5.2M	Partners’ share of consolidated JV’s operating results
Net earnings attributable to Greenbrier	$12.8M	$10.8M	Improved operating earnings partially offset by more typical earnings from unconsolidated affiliates
Diluted EPS	$0.38	$0.32

Segment Summary

	Q2 FY22	Q1 FY22	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$555.7M	$452.5M	Increased deliveries primarily in North America
Gross margin	3.7%	6.8%	Inefficiencies from ramping production, impact of the Omicron variant and increased expense to mitigate supply chain disruptions
Operating margin (1)	0.3%	2.7%
Deliveries (2)	4,400	3,700
Maintenance Services
Revenue	$86.6M	$72.4M	Increased volumes due to winter seasonality
Gross margin	5.7%	1.7%	Improved throughput despite labor challenges
Operating margin (1)	3.3%	(1.5%)
Leasing & Management Services (including GBX Leasing)
Revenue	$40.5	$25.8M	Primarily increased syndication activity
Gross margin	72.1%	59.9%
Operating margin (1) (3)	117.5%	66.5%	Benefited from timing of gains from fleet optimization
Fleet utilization	97.9%	97.1%

(1)	See supplemental segment information on page 9 for additional information.

(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

(3)	Includes Net loss (gain) on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter of 2022 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 6, 2022

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “8138307”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 431,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 11,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	February 28, 2022	November 30, 2021	August 31, 2021	May 31, 2021	February 28, 2021
Assets
Cash and cash equivalents	$586.8	$410.8	$646.8	$628.2	$593.5
Restricted cash	15.7	27.1	24.6	8.7	8.6
Accounts receivable, net	399.0	393.3	306.4	274.8	236.2
Income tax receivable	106.0	106.2	112.1	75.1	62.1
Inventories	728.5	631.4	573.6	553.2	523.0
Leased railcars for syndication	80.0	99.1	51.6	154.0	109.3
Equipment on operating leases, net	650.4	751.3	609.8	446.9	445.4
Property, plant and equipment, net	646.5	654.4	670.2	676.0	687.5
Investment in unconsolidated affiliates	90.2	83.1	79.9	79.4	70.8
Intangibles and other assets, net	179.6	183.0	183.6	180.8	190.3
Goodwill	130.0	130.3	132.1	133.1	132.7

	$3,612.7	$3,470.0	$3,390.7	$3,210.2	$3,059.4

Liabilities and Equity
Revolving notes	$292.2	$516.3	$372.2	$325.2	$275.8
Accounts payable and accrued liabilities	581.2	540.4	569.8	480.4	448.6
Deferred income taxes	51.9	51.3	73.3	44.9	24.8
Deferred revenue	43.0	36.6	42.8	43.7	42.6
Notes payable, net	1,209.2	895.7	826.5	835.0	793.2

Contingently redeemable noncontrolling interest	28.5	29.7	29.7	30.3	30.0

Total equity – Greenbrier	1,252.6	1,237.3	1,307.7	1,286.7	1,268.5
Noncontrolling interest	154.1	162.7	168.7	164.0	175.9

Total equity	1,406.7	1,400.0	1,476.4	1,450.7	1,444.4

	$3,612.7	$3,470.0	$3,390.7	$3,210.2	$3,059.4

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021
Revenue
Manufacturing	$555.7	$201.5	$1,008.2	$506.0
Maintenance Services	86.6	71.6	159.0	137.2
Leasing & Management Services	40.5	22.5	66.3	55.4

	682.8	295.6	1,233.5	698.6
Cost of revenue
Manufacturing	535.0	201.8	956.6	482.7
Maintenance Services	81.7	66.7	152.9	129.7
Leasing & Management Services	11.3	9.5	21.6	27.9

	628.0	278.0	1,131.1	640.3

Margin	54.8	17.6	102.4	58.3

Selling and administrative expense	54.7	43.4	99.0	87.1
Net gain on disposition of equipment	(25.1)	(0.1)	(33.6)	(1.0)

Earnings (loss) from operations	25.2	(25.7)	37.0	(27.8)

Other costs
Interest and foreign exchange	11.8	9.6	24.4	20.7

Earnings (loss) before income taxes and earnings (loss) from unconsolidated affiliates	13.4	(35.3)	12.6	(48.5)
Income tax (expense) benefit	(3.2)	21.8	(1.8)	29.1

Earnings (loss) before earnings (loss) from unconsolidated affiliates	10.2	(13.5)	10.8	(19.4)
Earnings (loss) from unconsolidated affiliates	1.0	(0.4)	6.0	(1.2)

Net earnings (loss)	11.2	(13.9)	16.8	(20.6)
Net loss attributable to noncontrolling interest	1.6	4.8	6.8	1.5

Net earnings (loss) attributable to Greenbrier	$12.8	$(9.1)	$23.6	$(19.1)

Basic earnings (loss) per common share:	$0.39	$(0.28)	$0.72	$(0.58)

Diluted earnings (loss) per common share:	$0.38	$(0.28)	$0.70	$(0.58)

Weighted average common shares:
Basic	32,582	32,810	32,546	32,766
Diluted	34,463	32,810	33,609	32,766

Dividends declared per common share	$0.27	$0.27	$0.54	$0.54

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Six Months Ended February 28,
	2022	2021
Cash flows from operating activities
Net earnings (loss)	$16.8	$(20.6)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Deferred income taxes	(4.3)	17.0
Depreciation and amortization	50.9	50.9
Net gain on disposition of equipment	(33.6)	(1.0)
Accretion of debt discount	—	2.9
Stock based compensation expense	5.9	9.0
Noncontrolling interest adjustments	(0.6)	(1.3)
Other	2.4	1.1
Decrease (increase) in assets:
Accounts receivable, net	(93.5)	(10.7)
Income tax receivable	6.2	(53.0)
Inventories	(166.5)	(35.0)
Leased railcars for syndication	(12.2)	(38.0)
Other assets	(8.5)	(2.9)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	15.2	(13.3)
Deferred revenue	1.5	0.1

Net cash used in operating activities	(220.3)	(94.8)

Cash flows from investing activities
Proceeds from sales of assets	148.6	11.3
Capital expenditures	(198.0)	(50.3)
Investments in and advances to / repayments from unconsolidated affiliates	(4.2)	4.5
Cash distribution from unconsolidated affiliates and other	1.2	0.5

Net cash used in investing activities	(52.4)	(34.0)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(75.6)	98.4
Proceeds from revolving notes with maturities longer than 90 days	—	112.0
Repayments of revolving notes with maturities longer than 90 days	—	(286.0)
Proceeds from issuance of notes payable	323.3	—
Repayments of notes payable	(7.6)	(15.0)
Debt issuance costs	(5.2)	—
Dividends	(18.1)	(18.0)
Cash distribution to joint venture partner	(8.5)	(3.6)
Tax payments for net share settlement of restricted stock	(3.5)	(2.4)

Net cash provided by (used in) financing activities	204.8	(114.6)

Effect of exchange rate changes	(1.0)	3.4
Decrease in cash, cash equivalents and restricted cash	(68.9)	(240.0)
Cash and cash equivalents and restricted cash
Beginning of period	671.4	842.1

End of period	$602.5	$602.1

Balance Sheet Reconciliation:
Cash and cash equivalents	$586.8	$593.5
Restricted cash	15.7	8.6

Total cash and cash equivalents and restricted cash	$602.5	$602.1

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

GBX Leasing (GBXL) was formed in April 2021 as a joint venture with The Longwood Group to own and manage a portfolio of leased railcars primarily built by Greenbrier. Greenbrier owns approximately 95% of GBXL and consolidates it in Greenbrier’s financial statements in the Leasing & Management Services segment. GBXL provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. GBXL will produce strong tax-advantaged cash flows. The goal is to add at least $200 million in railcar assets annually at about 3:1 debt to equity (or 75%) based on the fair market value of assets with a five-year target of $1 billion of assets. GBX Leasing observes Greenbrier’s established portfolio standards including investing in strong credits with a diverse equipment mix and staggered maturity ladders.

GBX Leasing’s fleet value was nearly $400 million as of February 28, 2022 and Greenbrier expects to continue to grow GBX Leasing in the second half of fiscal 2022, utilizing the $350 million non-recourse railcar warehouse facility. In Q2, GBX Leasing issued $323 million of asset-backed (“ABS”) notes with a blended rate of 2.9% and a weighted average life of six years. Subsequent to quarter end, Greenbrier entered into an additional interest rate swap agreement to fix the remaining floating portion of the Leasing non-recourse term loan. With this activity, the weighted average cost of debt for Greenbrier Leasing and GBX Leasing is 3.4%. Investing in leasing assets reduces Greenbrier’s Manufacturing revenue and margin in the short-term but provides meaningful tax benefits, longer-term earnings and cash flow stability.

Key information for the consolidated Leasing & Management Services segment

(In Units)	February 28, 2022	November 30, 2021
Owned fleet(1)	11,000	12,900
Managed fleet	431,000	443,000
Owned fleet utilization(1)	98%	97%

	February 28, 2022	November 30, 2021
Beginning balance	12,900	8,800
Cars added	1,000	5,100
Cars sold / scrapped	(2,900)	(1,000)

Ending balance	11,000	12,900

	February 28, 2022	November 30, 2021
Equipment on operating lease(2)	$650.4	$751.3

GBX Leasing non-recourse warehouse	$—	$293.0
GBX Leasing ABS non-recourse notes	323.3	—
Leasing non-recourse term loan	196.5	198.3

Total Leasing non-recourse debt	$519.8	$491.3

Fleet leverage %(3)	80%	65%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended February 28, 2022:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$555.7	$1.8	$557.5	$1.8	$—	$1.8
Maintenance Services	86.6	6.1	92.7	2.9	—	2.9
Leasing & Management Services	40.5	0.4	40.9	47.6	—	47.6
Eliminations	—	(8.3)	(8.3)	—	—	—
Corporate	—	—	—	(27.1)	—	(27.1)

	$682.8	$—	$682.8	$25.2	$—	$25.2

Three months ended November 30, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$452.5	$39.4	$491.9	$12.3	$0.3	$12.6
Maintenance Services	72.4	2.7	75.1	(1.1)	—	(1.1)
Leasing & Management Services	25.8	0.3	26.1	17.2	—	17.2
Eliminations	—	(42.4)	(42.4)	—	(0.3)	(0.3)
Corporate	—	—	—	(16.6)	—	(16.6)

	$550.7	$—	$550.7	$11.8	$—	$11.8

	Total assets
	February 28, 2022	November 30, 2021
Manufacturing	$1,698.5	$1,550.3
Maintenance Services	272.0	261.5
Leasing & Management Services	1,038.8	1,219.9
Unallocated, including cash	603.4	438.3

	$3,612.7	$3,470.0

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended February 28, 2022
Backlog Activity (units) (1)
Beginning backlog	28,000
Orders received	8,500
Production held on the Balance Sheet	(1,000)
Production sold directly to third parties	(3,400)

Ending backlog	32,100

Delivery Information (units) (1)
Production sold directly to third parties	3,400
Sales of Leased railcars for syndication	1,400

Total deliveries	4,800

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	February 28, 2022	November 30, 2021
Net earnings	$11.2	$5.6
Interest and foreign exchange	11.8	12.6
Income tax expense (benefit)	3.2	(1.4)
Depreciation and amortization	25.5	25.4

EBITDA	$51.7	$42.2

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Total
Revenue
Manufacturing	$452.5	$555.7	$1,008.2
Maintenance Services	72.4	86.6	159.0
Leasing & Management Services	25.8	40.5	66.3

	550.7	682.8	1,233.5
Cost of revenue
Manufacturing	421.6	535.0	956.6
Maintenance Services	71.2	81.7	152.9
Leasing & Management Services	10.3	11.3	21.6

	503.1	628.0	1,131.1

Margin	47.6	54.8	102.4

Selling and administrative expense	44.3	54.7	99.0
Net gain on disposition of equipment	(8.5)	(25.1)	(33.6)

Earnings from operations	11.8	25.2	37.0

Other costs
Interest and foreign exchange	12.6	11.8	24.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	12.6
Income tax (expense) benefit	1.4	(3.2)	(1.8)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	10.8
Earnings from unconsolidated affiliates	5.0	1.0	6.0

Net earnings	5.6	11.2	16.8
Net loss attributable to noncontrolling interest	5.2	1.6	6.8

Net earnings attributable to Greenbrier	$10.8	$12.8	$23.6

Basic earnings per common share (1)	$0.33	$0.39	$0.72

Diluted earnings per common share (1)	$0.32	$0.38	$0.70

Dividends declared per common share	$0.27	$0.27	$0.54

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$304.5	$201.5	$339.7	$465.4	$1,311.1
Maintenance Services	65.6	71.6	80.9	80.2	298.3
Leasing & Management Services	32.9	22.5	29.6	53.5	138.5

	403.0	295.6	450.2	599.1	1,747.9
Cost of revenue
Manufacturing	280.9	201.8	292.4	414.1	1,189.2
Maintenance Services	63.0	66.7	73.7	77.0	280.4
Leasing & Management Services	18.4	9.5	8.9	9.9	46.7

	362.3	278.0	375.0	501.0	1,516.3

Margin	40.7	17.6	75.2	98.1	231.6

Selling and administrative expense	43.7	43.4	49.3	55.4	191.8
Net (gain) loss on disposition of equipment	(0.9)	(0.1)	0.2	(0.4)	(1.2)

Earnings (loss) from operations	(2.1)	(25.7)	25.7	43.1	41.0

Other costs
Interest and foreign exchange	11.1	9.6	10.2	12.4	43.3
Net loss on extinguishment of debt	—	—	4.8	1.5	6.3

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(13.2)	(35.3)	10.7	29.2	(8.6)
Income tax benefit	7.3	21.8	6.9	4.2	40.2

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5.9)	(13.5)	17.6	33.4	31.6
Earnings (loss) from unconsolidated affiliates	(0.8)	(0.4)	2.4	2.3	3.5

Net earnings (loss)	(6.7)	(13.9)	20.0	35.7	35.1
Net (earnings) loss attributable to noncontrolling interest	(3.3)	4.8	(0.3)	(3.9)	(2.7)

Net earnings (loss) attributable to Greenbrier	$(10.0)	$(9.1)	$19.7	$31.8	$32.4

Basic earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.61	$0.98	$0.99

Diluted earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.59	$0.95	$0.96

Dividends declared per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe”, “build”, “continue,” “expect,” “goal,” “looking forward”, “outlook,” “position,” “reduce,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, our ability to grow market share and deliver future value to our shareholders, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Second Quarter Highlights,” a “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: We are unable to predict when, how, or with what magnitude COVID-19, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, supply disruptions, inflation, and increases in interest rates) will negatively impact our business. General inflation (including rising energy prices, interest rates and wages and other escalators), currency volatility and policy interventions in reaction to such events could have negative impacts on our business by increasing our operating and borrowing costs as well as decreasing the capital available for our customers to purchase our goods and services, among other factors. Our business may be negatively impacted as a result of armed conflict in Ukraine and related events. The risks to our business that may emerge include, among others, transportation disruptions in Europe, heightened inflation, cyber disruptions or attacks, higher manufacturing and borrowing costs, disruptions in supply chains and availability of raw materials, interruptions in manufacturing operations and disruptions in credit markets. Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and Net loss on extinguishment of debt. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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